UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2017

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2017, the Board of Directors (the “Board”) of Amicus Therapeutics, Inc. (the “Company”) approved an amendment and restatement of the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan (the “Restated Plan”).  The purpose of the amendment and restatement was to allow non-employee directors of the Company who are selected by the Compensation Committee of the Board (the “Committee”) to defer the receipt of restricted stock units granted pursuant to the Amended and Restated Amicus Therapeutics, Inc. 2007 Equity Incentive Plan.  The prior version of the Restated Plan only permitted employees of the Company, as selected by the Committee, to defer restricted stock units.

The foregoing summary of the change to the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan made pursuant to the Restated Plan is qualified in its entirety by reference to the Restated Plan, which is included as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amicus Therapeutics, Inc.

Date: December 28, 2017	By:	/s/ Ellen S. Rosenberg
Ellen S. Rosenberg
General Counsel and Corporate Secretary